UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2013

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street Suite 415 New York, NY 10001
(Address of principal executive offices and zip code)

(212) 792-9671
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2013, Voltari Corporation issued a press release announcing its financial results for the second quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 14, 2013, issued by Voltari Corporation announcing its financial results for the second quarter ended June 30, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voltari Corporation (Registrant)
August 14, 2013 (Date)	By:	/s/ RICHARD SADOWSKY Richard Sadowsky Chief Administrative Officer